As filed with the Securities and Exchange Commission on December 28, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BOSTON BEER COMPANY, INC.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3284048 (I.R.S. Employer Identification No.)

One Design Center Place, Suite 850 Boston, Massachusetts 02210 (Address of Principal Executive Offices)

The Boston Beer Company, Inc. Employee Equity Incentive Plan

(Full title of the plan)

Frederick H. Grein, Jr., Esq. Nixon Peabody LLP 100 Summer Street Boston, Massachusetts 02110 (617) 345-1000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, $.01 par value, per share	1,000,000 Shares	$38.45 (2)	$38,450,000.00 (2)	$1,180.42

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Class A Common Stock which become issuable under the stock option plan to which this registration relates by reason of any anti-dilution provisions, stock split, stock dividend, recapitalization or any other similar transaction effected or action taken without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Class A Common Stock.

(2)

Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average high and low price of the registrant's Class A Common Stock as reported on the New York Stock Exchange on December 24, 2007.

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NOTE

      At its meeting on December 21, 2007, the Company's Board of Directors, based on the Compensation Committee's recommendation, amended the Company's Employee Equity Incentive Plan (the "Plan") to increase the number of shares of the Company's Class A Common Stock in the Plan by 1,000,000 shares. The amendment has been approved by the sole holder of the Company's Class B Common Stock.

      This registration statement is being filed solely for the purpose of registering 1,000,000 additional shares of Class A Common Stock issuable pursuant to the Plan, which was originally adopted in 1995. 500,000 shares issuable under the Plan were previously registered on Form S-8 (Reg. 333-140250), 1,000,000 shares issuable under the Plan were previously registered on Form S-8 (Reg. No. 333-85112), 1,000,000 shares issuable under the Plan were previously registered on Form S-8 (Reg. No. 333-68531), and 1,687,500 shares issuable under the Plan were previously registered on Form S-8 (Reg. No. 33-01798) (together, the "Prior Registration Statements"). Pursuant to Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Prior Registration Statements, each to the extent not modified by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Employee Equity Incentive Plan

5.1	Opinion of Nixon Peabody LLP.

23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on the signature page hereto).

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on December 28, 2007.

THE BOSTON BEER COMPANY, INC.

By	/s/ MARTIN F. ROPER

Martin F. Roper, President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin F. Roper and C. James Koch and each of them acting without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARTIN F. ROPER	President, Chief Executive	December 27, 2007
Officer and Director
Martin F. Roper	(principal executive officer)

/s/ WILLIAM F. URICH	Chief Financial Officer and	December 27, 2007
Treasurer
William F. Urich	(principal financial and accounting officer)

/s/ C. JAMES KOCH	Chairman and Director	December 27, 2007

C. James Koch

/s/ DAVID A. BURWICK	Director	December 27, 2007

David A. Burwick

/s/ PEARSON C. CUMMIN, III	Director	December 27, 2007

Pearson C. Cummin, III

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/s/ CHARLES JOSEPH KOCH	Director	December 27, 2007

Charles Joseph Koch

/s/ JAY MARGOLIS	Director	December 27, 2007

Jay Margolis

/s/ GREGG A. TANNER	Director	December 27, 2007

Gregg A. Tanner

/s/ JEAN-MICHEL VALETTE	Director	December 27, 2007

Jean-Michel Valette

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